                                                                   Exhibit 23.4


                         INDEPENDENT AUDITORS' CONSENT


The Board of Directors
Citadel Broadcasting Company:

We consent to incorporation by reference in this registration statement on Amendment No. 1 to Form S-3 of Citadel Communications Corporation, Citadel Broadcasting Company, CCC Capital Trust I and CCC Capital Trust II of our report dated March 5, 1999, except as to the last two paragraphs of Note 19, which are as of March 17, 1999, on the consolidated balance sheets of Citadel Broadcasting Company (a wholly-owned subsidiary of Citadel Communications Corporation) and subsidiary as of December 31, 1998 and 1997 and the related consolidated statements of operations, shareholders' equity and cash flows for each of the years in the three-year period ended December 31, 1998, which report appears in the December 31, 1998 annual report on Form 10-K of Citadel Broadcasting Company, and to the reference to our firm under the heading, "Independent Auditors" in this registration statement.


                                                  /s/ KPMG LLP


Phoenix, Arizona
January 10, 2000